UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2012

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  212-974-1708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

At our Annual Meeting of Stockholders held on June 7, 2012, our stockholders: (i) re-elected eight directors, Messrs. Walter T. Beach, Edward E. Cohen, Jonathan Z. Cohen, William B. Hart, Gary Ickowicz, Steven J. Kessler, Murray S. Levin and P. Sherrill Neff to serve until the next annual meeting of stockholders in 2013; and (ii) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

The voting results were as follows:

Election of Directors	Shares For	Shares Withheld	Broker Non-Votes
Mr. Beach	32,556,596	1,431,486	38,783,424
Mr. E. Cohen	29,585,303	4,402,779	38,783,424
Mr. J. Cohen	30,257,799	3,730,283	38,783,424
Mr. Hart	32,902,336	1,085,746	38,783,424
Mr. Ickowicz	33,072,741	915,340	38,783,424
Mr. Kessler	31,185,400	2,802,682	38,783,424
Mr. Levin	30,758,673	3,229,409	38,783,424
Mr. Neff	32,645,526	1,342,556	38,783,424

A proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012:

Shares For	Shares Against	Abstentions	Broker Non-Votes
71,905,295	426,218	439,992	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: June 11, 2012	/s/ Michael S. Yecies
Michael S. Yecies
Senior Vice President, Chief Legal Officer & Secretary